UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2025 (August 31, 2025)

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Genevieve Baer and Ezra Laniado as Directors

On August 31, 2025 (the “Termination Date”), independent directors Genevieve Baer and Ezra Laniado resigned from the Board of Directors of RYVYL Inc., a Nevada corporation (the “Company”). On September 1, 2025 the Company entered into Advisory Services Agreements (the “Consulting Agreements”) with each of Mr Laniado and Ms. Baer, and continuing through August 30, 2026. Pursuant to the terms and conditions of the Consulting Agreements, each of Mr Laniado and Ms. Baer will provide services relating to advising the Company on strategic investor partnerships, investment relationships, exploration of M&A opportunities, corporate development, and such other revenue-generating advice and consulting as the Company may reasonably request from time to time. In consideration for their consulting services and in recognition of the services, the Company has agreed to pay each of Mr Laniado and Ms. Baer a cash consulting fee equal to $99,000 per annum. With prior written consent from the Company, the Company shall reimburse each of Mr Laniado and Ms. Baer for preapproved out-of-pocket travel expenses incurred by Mr Laniado and Ms. Baer on behalf of Company. Either party may terminate the Consulting Agreement upon ninety (90) days prior written notice, provided however such notice shall not be issued within the first thirty days following September 1, 2025.

Mr Laniado’s and Ms. Baer’s departures are for personal reasons and are not the result of any disagreements with management or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices.

Appointment of George Oliva and Gene Jones as Directors

On September 1, 2025, the Board appointed each of George Oliva and Gene Jones as a director of the Company to fill the vacancies created by Mr. Laniado’s and Ms. Baer’s resignations. Mr. Oliva and Mr. Jones will serve until the date of the Company’s 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

A brief description of the qualifications and experiences of each of Mr. Oliva and Mr. Jones are set forth below:

Mr. Oliva has served as RYVYL’s CFO since October 2023. He has over 30 years of experience as a senior finance professional, with a background in corporate finance, treasury, financial planning and analysis, international tax, and strategic planning. Prior to joining RYVYL, he was Chief Financial Officer and Corporate Secretary for WiSA Technologies, Inc. since 2019. He was also a partner with Hardesty LLC, a national executive services firm, through which he provided financial consulting services to public and private companies nationwide. As Interim Chief Financial Officer of SpineEx, Inc., a California-based medical equipment manufacturer, Mr. Oliva was responsible for managing the company’s financial, human resources and information technology departments. Prior to that, he served as Vice President of Finance of GameWorks, a family entertainment chain, where he developed a plan to restructure the company’s business in connection with an acquisition by a lender. He also served as controller for Eva Automation, an audio company, where he implemented purchase accounting in connection with a $180 million acquisition. Mr. Oliva began his career in auditing with Arthur Andersen & Co. He earned a degree in Business Administration from the University of California, Berkeley with a dual emphasis in Accounting and Finance

Mr. Oliva has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Oliva and any other persons pursuant to which he was selected as a director.

Mr. Jones previously served as RYVYL’s Interim CFO and SEC Project Advisor from March 2023 to October 2023, and collaborated with the RYVYL team to complete the 2021 and 2022 financial restatements and subsequent compliance filings. He is a partner at SeatonHill Partners, LP, a firm specializing in CFO services and project-based financial leadership. With over 35 years of experience in various executive roles, including Chief Financial Officer, Chief Operating Officer, Corporate Treasurer, and Controller, Mr. Jones has contributed to both public and private equity companies, as well as venture-funded startups. He possesses a substantial history of assisting organizations of varying sizes in areas such as financial management, information technology, human resources, risk management, and technology services. His expertise extends across several key sectors, including technology services, manufacturing and distribution, retail, restaurants, legal and engineering firms, litigation support services, and physician practice management. His primary areas of focus involve organizations undergoing transitions, particularly those facing leadership changes or requiring process remediation, as well as entities in need of emergency funding or engaged in fraud detection and investigation. Mr. Jones’s extensive background includes a decade with KPMG, where he oversaw several hundred engagements, executed over 40 mergers and acquisitions, and led the sales process for six different private equity firms. He earned an MBA from Indiana University and a Bachelor of Science in Accounting from St. Joseph’s College. He is a licensed Certified Public Accountant in Texas.

There is no arrangement or understanding between Mr. Jones and any other person pursuant to which he was selected to serve as a director. Mr. Jones does not have any family relationships with any of the Company’s executive officers or directors, and does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On September 5, 2025, the Company issued a press release announcing Mr. Laniado’s and Ms. Baer’s resignations, and Mr. Oliva’s and Mr. Jones’ appointments to the Board of the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated September 5, 2025.
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2025	RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

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